Exhibit 99.1

Perrigo Company plc Announces $1,400,000,000 Cash Tender Offer for Certain Notes

DUBLIN, May 31, 2017 /PRNewswire/ — Perrigo Company plc (“Perrigo” or the “Company”) (NYSE; TASE: PRGO) announced today that it and Perrigo Finance Unlimited Company, its wholly-owned finance subsidiary (“Perrigo Finance”), have commenced a cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,400,000,000 of Perrigo’s 4.000% Notes due 2023 and 5.300% Notes due 2043 and Perrigo Finance’s 3.500% Notes due March 2021, 3.500% Notes due December 2021, 4.900% Notes due 2044, 4.375% Notes due 2026 and 3.900% Notes due 2024 (collectively, the “Notes”).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated May 31, 2017 (the “Offer to Purchase”) which sets forth a description of the terms of the Tender Offer. A summary of certain terms of the Tender Offer is below:

Issuer/Applicable Offeror	Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding		Acceptance Priority Level	Series Cap	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)
Perrigo Company plc	4.000% Notes due 2023	714294AD7		$800,000,000	1	N/A	1.75% due 5/31/2022	PX1	100
Perrigo Company plc	5.300% Notes due 2043	714294AH8		$400,000,000	2	N/A	3.00% due 2/15/2047	PX1	170
Perrigo Finance Unlimited Company	3.500% Notes due March 2021 3.500% Notes due December 2021	71429MAA3 714295AB8	$ $	500,000,000 500,000,000	3	$300,000,000 (in aggregate principal amount)	1.75% due 5/31/2022	PX1	50 60
Perrigo Finance Unlimited Company	4.900% Notes due 2044	714295AA0		$400,000,000	4	$150,000,000 (in aggregate principal amount)	3.00% due 2/15/2047	PX1	175
Perrigo Finance Unlimited Company	4.375% Notes due 2026	71429MAB1		$700,000,000	5	N/A	2.375% due 5/15/2027	PX1	140
Perrigo Finance Unlimited Company	3.900% Notes due 2024	714295AC6		$700,000,000	6	N/A	2.375% due 5/15/2027	PX1	115

(1)	The applicable page on Bloomberg from which Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC will quote the bid-side prices of the applicable Reference U.S. Treasury Security.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 27, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City time, on June 13, 2017, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration (as defined below) for their tendered Notes, which includes an early tender payment of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. The initial settlement date is expected to be June 15, 2017, and the final settlement date is expected to be June 28, 2017, in each case subject to change without notice.

The “Total Consideration” for each $1,000 principal amount of Notes of any series tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for such series over the yield based on the bid-side price of the applicable U.S. Treasury Security specified for such series in the table above and on the front cover of the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration for such Notes, which includes the Early Tender Premium. Holders of Notes that are validly tendered after the Early Tender Deadline and on or before the Expiration Time and accepted for purchase will receive the applicable Tender Consideration for such

Notes, which equals the applicable Total Consideration for such Notes minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from, and including, the last interest payment date for such Notes to, but excluding, the applicable settlement date (the “Accrued Interest”).

The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended, terminated or withdrawn in whole or with respect to any one or more series of Notes. The amounts of each series of Notes that are purchased on any settlement date will be determined in accordance with the Acceptance Priority Levels (the “Acceptance Priority Levels”) and Series Caps (the “Series Caps”), as applicable, set forth in the table above and on the front cover of the Offer to Purchase, with 1 being the highest Acceptance Priority Level and 6 being the lowest Acceptance Priority Level. We will only accept for purchase Notes up to a combined aggregate principal amount of $1,400,000,000 (the “Maximum Amount”), subject to the Acceptance Priority Levels and the applicable Series Caps.

Perrigo and Perrigo Finance reserve the right to increase the Maximum Amount. If Holders tender more Notes in the Tender Offer than they expect to be accepted for purchase by Perrigo and/or Perrigo Finance based on a lower Acceptance Priority Level or subject to the Series Caps for the Notes being tendered, and if Perrigo and/or Perrigo Finance subsequently accept more than such Holders expected of such Notes tendered and not validly withdrawn on or before the applicable withdrawal deadline, such Holders will not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

All Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer, subject in all circumstances to the Series Caps. However, Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline, even if the Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than the Notes tendered prior to the Early Tender Deadline, subject to the Series Caps.

If purchasing all of the tendered Notes of a series of Notes of an applicable Acceptance Priority Level on any settlement date would cause the Maximum Amount or the Series Caps (as may be amended), as applicable, to be exceeded, the amount of that series of Notes purchased on that settlement date will be prorated based on the aggregate principal amount of that series of Notes tendered in respect of that settlement date such that the Maximum Amount and/or the Series Caps, as applicable, will not be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for payment.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes. If the Tender Offer is terminated with respect to any series of Notes without Notes of such series being accepted for purchase, Notes of such series tendered pursuant to the Tender Offer will promptly be returned to the tendering holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering holders promptly following the Expiration Time or, if the Tender Offer is fully subscribed as of the Early Tender Deadline, promptly following the Early Tender Deadline.

The completion of the Tender Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase. There can be no assurance that the Tender Offer will be consummated or that any failure to consummate the Tender Offer will not have a negative effect on the market price and liquidity of the Notes.

This press release is neither an offer to purchase nor a solicitation of an acceptance of securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are serving as the Lead Dealer Managers in connection with the Tender Offer. Wells Fargo Securities, LLC is serving as the Co-Dealer Manager in connection with the Tender Offer. Questions regarding the Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or to Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect).

Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender Agent and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, (212) 269-5550; all others toll free at (800) 967-5071 or at the following email:prgo@dfking.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing and expense to complete the Tender Offer. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world’s largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America, Europe and Australia, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).